ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas to Present at the IPAA Oil & Gas Investment Symposium

SAN ANTONIO (April 9, 2010) – Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at the Independent Petroleum Association of America’s (“IPAA”) Oil & Gas Investment Symposium to be held April 12 - 14, 2010 in New York.

The presentation is scheduled to begin at 10:00 a.m. Eastern Time (9:00 a.m. CT) on Monday, April 12, 2010.  The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.corporate-ir.net/ireye/conflobby.zhtml?ticker=AXAS&item_id=2726361 or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675